UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 3, 2012

PRIVILEGED WORLD TRAVEL CLUB, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54732	45-5312769
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1 Blackfield Drive, Tiburon, California 94920

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(415) 888-2478

 (ISSUER TELEPHONE NUMBER)

APEX 4, Inc.

4115 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Project Design and Administration Agreement

On December 3, 2012, Privileged World Travel Club, Inc., a Delaware corporation (the “Company”) entered into a Project Design and Administration Agreement (the “Design Agreement”) with MagNet Solutions, Inc., a California corporation (“MagNet”), relating to the development of the Company’s websites for use in connection with the Company’s Travel Club.

Pursuant to the Design Agreement, the Company and MagNet agreed to work together on three projects.  The first project is to update and revise the Company’s current website (the “Domestic Website”) to permit online signups for Memberships in the Company’s Travel Club and for sale and purchase of travel and travel related services to the Company’s Members.  The second project is to develop a website (the “International Website”) for use in selling tours to US cities to Chinese travelers in China.  The third project is to create a system, using the International Website, for Chinese travelers to travel from their homes to Beijing or Shanghai, for further travel to the US cities by connecting to Chinese global distribution systems (GDSs), and to provide travel related services and options to such Chinese travelers.

The parties agreed to work on the projects in the order listed except to the extent that they could be worked on simultaneously.

MagNet will provide the creative design, including initial wire frames for the International Website and the Domestic Website (collectively, the “Websites”).  The Company will provide one or more Work Specification Documents, which will include the specific terms, systems, abilities, and parameters for each of the Websites.  MagNet will build out the Websites, and will populate them with content provided by the Company.  MagNet also agreed to design and develop all underlying site applications; perform functional testing on the Websites and systems; and coordinate the launch.  The Company and MagNet agreed that support for the Websites would be covered under a separate support services and service level agreement.

For MagNets’s services, the Company agreed to pay MagNet as follows:

-

Initial Funding – The Company agreed to make an initial payment to MagNet, within ten (10) trading days of the date on which the SEC declares the Company’s Registration Statement effective, of $40,000 (the “Initial Deposit”).  Following the Initial Deposit, MagNet will commence work on all three Projects, until MagNet has incurred costs of $30,000 of the Initial Deposit. Within three days of being notified by MagNet that it has spent $30,000 of the Initial Deposit with respect to work on the Projects, the Company will provide an additional $20,000 (for an aggregate of $60,000), if needed.

-

Expenses – The Company agreed to reimburse MagNet’s expenses in accordance with the terms of the Work Specification Document.

-

Revenue Sharing – In addition to the development fees to be paid, the Company agreed to permit MagNet to share in the gross revenues generated through the Websites, of between 1% and 3%, depending on the amounts received by the Company.  Additionally, with respect to any revenues generated from the sale of any other travel related services, the Company will pay to MagNet 10% of the net revenues, on a monthly basis.

The Design Agreement also outlines the ownership of data generated through the use of the Websites by the Members of the Travel Club, addresses confidentiality of information generated by either party, and includes representations and warranties by both parties.

The foregoing summary of the terms and conditions of the Design Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the design Agreement attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibit

Description

10.1

Project Design and Administration Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVILEGED WORLD TRAVEL CLUB, INC.

By:

/s/ Gregory Lykiardopoulos

Gregory Lykiardopoulos

Chief Executive Officer

(Principal Executive Officer)

Date:

December 6, 2012

3